Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
1818 Market Street
Philadelphia, Pa. 19103-3615

For further information contact:	For release: 5:00 p.m. October 27, 2010

Thomas Golembeski (media) 215-977-6298

Peter Gvazdauskas (investors) 215-977-6322

No. 21

Sunoco Logistics Partners L.P. Increases Distribution and Reports

Earnings for Third Quarter 2010

PHILADELPHIA, October 27, 2010 – Sunoco Logistics Partners L.P. (NYSE: SXL) (the “Partnership”) today announced net income attributable to owners for the third quarter 2010 of $193 million ($5.57 per unit diluted), compared with $48 million ($1.13 per unit diluted) for the third quarter 2009. Net income for the third quarter 2010 includes a $128 million non-cash gain on the Partnership’s acquisition of additional interests in two of its joint venture pipelines. Excluding the gain, the Partnership had net income of $64 million ($1.64 per unit diluted) for the third quarter 2010. Highlights of the third quarter 2010 include:

•	Distributable cash flow of $70 million for the quarter compared to $54 million for the prior year period

•	Increased distribution 10 percent compared to prior year period

•	Completed acquisitions totaling $243 million for a butane blending business and additional interests in three joint venture pipelines

Sunoco Partners LLC, the general partner of the Partnership, declared a cash distribution for the third quarter 2010 of $1.17 per limited partnership unit ($4.68 annualized) to be paid on November 12, 2010 to unitholders of record on November 8, 2010. This represents the twenty-second consecutive quarterly distribution increase and provides 1.4 times coverage of the cash distribution.

“Our strong quarterly earnings reflect our growing, ratable throughput and terminalling business supplemented by our ability to take advantage of crude oil market opportunities in the contango market structure,” said Lynn L. Elsenhans, Chairman and Chief Executive Officer. “On the business development front, we completed four acquisitions during the quarter, and we continue to execute our organic expansion strategy in our existing platforms. We are projecting over $435 million in total capital expenditures in 2010, a Sunoco Logistics record which should provide incremental earnings and increase our base business in the future.”

“We continue to feel very optimistic about the strength of our ratable business, as well as our organic growth projects, and we are giving guidance at this time that we will increase our annual distribution by 6% in 2011. We believe this increase represents a very competitive distribution growth level,” said Lynn L. Elsenhans, Chairman and Chief Executive Officer.

DETAILS OF THIRD QUARTER SEGMENT RESULTS

	Three Months Ended September 30, (in thousands)
	2010	2009	Variance
Refined Products Pipeline System	$13,230	$13,280	$(50)
Terminal Facilities	23,578	20,710	2,868
Crude Oil Pipeline System	52,207	25,891	26,316

Operating Income	$89,015	$59,881	$29,134

Interest expense, net	19,645	11,421	8,224
Provision for income taxes	3,868	—	3,868
Gain on investments in affiliates	128,451	—	128,451

Net Income	$193,953	$48,460	$145,493
Net income attributable to noncontrolling interests	1,099	—	1,099

Net income attributable to Sunoco Logistics Partners L.P.	$192,854	$48,460	$144,394

Refined Products Pipeline System

Operating income for the third quarter 2010 was unchanged from the prior year period. Lower pipeline volumes, driven primarily by the permanent shut-down of Sunoco’s Eagle Point refinery, resulted in reduced revenues compared to the prior year’s quarter. Higher equity income from the Partnership’s joint venture interests and increased pipeline operating gains offset the reduction in volumes.

Terminal Facilities

The increase in operating income was due primarily to increased volumes and fees at the refined products terminals and additional volumes at the Nederland terminal facility. These increases were partially offset by reduced refinery terminal volumes driven by the permanent shut-down of Sunoco’s Eagle Point refinery, higher operating expenses related to the new tankage at the Partnership’s Nederland facility along with the integration of butane blending operations and a refined products terminal acquired in September 2009.

Crude Oil Pipeline System

The increase in operating income was primarily due to higher lease acquisition results related to increased contango profits in 2010. Increased pipeline volumes and incremental earnings associated with the Partnership’s acquisitions of additional joint venture interests further contributed to the increase in operating income for the quarter.

Financing Update

The increase in net interest expense was primarily attributable to the offering of $500 million of Senior Notes completed during the first quarter of 2010. At September 30, 2010, the Partnership’s total debt balance was $1.3 billion, including $150 million of borrowings under its revolving credit facilities and a $100 million promissory note from Sunoco which was used to partially finance the Partnership’s butane blending business acquisition.

Special Items

During the quarter, the Partnership recognized a $128 million non-cash gain in connection with its acquisitions of additional interests in the Mid-Valley Pipeline Company and the West Texas Gulf Pipe Line Company. The gain resulted from an adjustment to record its previous ownership interest at fair value in accordance with acquisition accounting rules.

CAPITAL EXPENDITURES

	Nine Months Ended September 30, (in thousands)
	2010	2009
Maintenance capital expenditures	$24,991	$15,326
Expansion capital expenditures	331,114	143,477

Total	$356,105	$158,803

Expansion capital for 2010 includes approximately $243 million in acquisitions of a butane blending business and additional ownership interests in three joint venture pipelines previously held by the Partnership. Expansion capital for 2010 also includes projects to expand services at the Partnership’s refined products terminals, increase tankage at the Nederland facility and expand upon the Partnership’s refined products platform in the southwest United States. The Partnership expects to invest $145 to $160 million in expansion capital for 2010, excluding major acquisitions. Additionally, the Partnership expects maintenance capital spending to total approximately $40 million during 2010.

INVESTOR CALL

An investor call with management regarding our third quarter results is scheduled for Thursday morning, October 28 at 8:30 am EDT. Those wishing to listen can access the call by dialing (USA toll free) 1-888-889-4955; International (USA toll) 1-312-470-0130 and request “Sunoco Logistics Partners Earnings Call, Conference Code – Sunoco Logistics”. This event may also be accessed by a webcast, which will be available at www.sunocologistics.com. A number of presentation slides will accompany the audio portion of the call and will be available to be viewed and printed shortly before the call begins. Individuals wishing to listen to the call on the Partnership’s web site will need Windows Media Player, which can be downloaded free of charge from Microsoft or from Sunoco Logistics Partners’ conference call page. Please allow at least fifteen minutes to complete the download. Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call. To access the replay, dial 1-800-294-7481. International callers should dial 1-203-369-3233.

ABOUT SUNOCO LOGISTICS

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership formed to acquire, own and operate refined products and crude oil pipelines and terminal facilities. The Refined Products Pipeline System consists of approximately 2,200 miles of refined products pipelines located in the northeast, midwest and southwest United States and equity interests in four refined products pipelines. The Terminal Facilities consist of approximately 10 million shell barrels of refined products terminal capacity and approximately 23 million shell barrels of crude oil terminal capacity (including approximately 20 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas). The Crude Oil Pipeline System consists of approximately 5,400 miles of crude oil pipelines, located principally in Oklahoma and Texas.

Portions of this document constitute forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-Q filed with the Securities and Exchange Commission on August 4, 2010. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

Sunoco Logistics Partners L.P.

Financial Highlights

(in thousands, except units and per unit amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010(1)	2009	2010(1)	2009
Income Statement:
Sales and other operating revenue	$1,876,147	$1,420,064	$5,585,526	$3,740,794
Other income	7,232	8,759	24,385	21,298

Total revenues	1,883,379	1,428,823	5,609,911	3,762,092
Cost of products sold and operating expenses	1,762,368	1,342,002	5,296,195	3,450,490
Depreciation and amortization expense	16,400	12,240	44,869	35,328
Selling, general and administrative expenses	15,596	14,700	51,766	47,616

Total costs and expenses	1,794,364	1,368,942	5,392,830	3,533,434

Operating income	89,015	59,881	217,081	228,658
Interest cost and debt expense	20,913	12,592	56,962	36,278
Capitalized interest	(1,268)	(1,171)	(3,232)	(3,629)
Gain on investments in affiliates	128,451	—	128,451	—

Income Before Provision for Income Taxes	197,821	48,460	291,802	196,009

Provision for income taxes	3,868	—	3,868	—

Net Income	$193,953	$48,460	$287,934	$196,009
Net Income attributable to noncontrolling interests	1,099	—	1,099	—

Net Income attributable to Sunoco Logistics Partners L.P.	$192,854	$48,460	$286,835	$196,009

Calculation of Limited Partners’ interest:
Net Income attributable to Sunoco Logistics Partners L.P.	$192,854	$48,460	$286,835	$196,009
Less: General Partner’s interest	(14,717)	(13,368)	(35,472)	(38,885)

Limited Partners’ interest in Net Income	$178,137	$35,092	$251,363	$157,124

Net Income per Limited Partner unit:
Basic	$5.60	$1.13	$8.03	$5.22

Diluted	$5.57	$1.13	$7.99	$5.19

Weighted Average Limited Partners’ units outstanding:
Basic	31,797,082	30,981,265	31,291,262	30,084,613

Diluted	31,955,360	31,190,187	31,462,963	30,288,345

(1) Acquiring a controlling interest in the Mid-Valley Pipeline Company and the West Texas Gulf Pipe Line Company required the Partnership to consolidate results of these entities beginning in the third quarter 2010. Consolidated results from these acquisitions have been included from the acquisition date.

Sunoco Logistics Partners L.P.

Financial Highlights

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Capital Expenditure Data (in thousands):
Maintenance capital expenditures	$10,713	$6,304	$24,991	$15,326
Expansion capital expenditures	269,217	82,100	331,114	143,477

Total	$279,930	$88,404	$356,105	$158,803

	September 30, 2010	December 31, 2009
Balance Sheet Data (in thousands, at period end):

Cash and cash equivalents	$2,000	$2,000

Revolving credit facilities (1)	$149,750	$268,972
Note from affiliate - due May 2013	100,000	—
Senior Notes	1,098,088	599,452

Total Long-term Debt	$1,347,838	$868,424

Sunoco Logistics Partners L.P. Partners’ equity	$957,529	$861,614
Noncontrolling interests	78,105	—

Total Equity	$1,035,634	$861,614

(1)	As of September 30, 2010, the Partnership had unutilized borrowing capacity of $308 million under its revolving credit facilities.

Sunoco Logistics Partners L.P.

Financial and Operating Statistics

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Income ($ in thousands)
Refined Products Pipeline System	$13,230	$13,280	$33,442	$34,442
Terminal Facilities	23,578	20,710	73,976	63,145
Crude Oil Pipeline System	52,207	25,891	109,663	131,071

Total Operating Income	$89,015	$59,881	$217,081	$228,658

Operating Highlights

Refined Products Pipeline System:
Total shipments (barrel miles per day) (1)(2)	50,411,601	56,848,807	51,253,071	58,145,900
Revenue per barrel mile (cents)	0.641	0.612	0.645	0.596

Terminal Facilities:
Terminal throughput (bpd):
Refined products terminals	505,465	465,206	483,966	462,969
Nederland terminal	780,313	559,874	730,551	619,297
Refinery terminals	459,174	609,020	475,897	597,191

Crude Oil Pipeline System:
Crude oil pipeline throughput (bpd)(2)(3)	1,556,365	610,856	1,501,307	648,183
Crude oil purchases at wellhead (bpd)	187,953	176,643	187,779	183,047
Gross margin per barrel of pipeline throughput (cents) (3)(4)	46.4	46.4	41.5	77.5
Average crude oil price (per barrel)	$76.21	$68.29	$77.65	$57.13

(1)	Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
(2)	Excludes amounts attributable to equity ownership interests which are not consolidated.
(3)	Includes 602 thousand bpd from the Partnership’s consolidation of Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company from the acquisition date.
(4)

Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput. Gross margin and throughput volumes for Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company have been included from the acquisition date.

Sunoco Logistics Partners L.P.

Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Income attributable to Sunoco Logistics Partners L.P.	$192,854	$48,460	$286,835	$196,009
Add: Interest expense, net	19,645	11,421	53,730	32,649
Add: Depreciation and amortization	16,400	12,240	44,869	35,328
Add: Provision for income taxes	3,868	—	3,868	—
Less: Gain on investments in affiliates	(128,451)	—	(128,451)	—

EBITDA(1)	104,316	72,121	260,851	263,986
Less: Interest expense, net	(19,645)	(11,421)	(53,730)	(32,649)
Less: Maintenance capital expenditures	(10,713)	(6,304)	(24,991)	(15,326)
Less: Provision for income taxes	(3,868)	—	(3,868)	—

Distributable cash flow(1)	$70,090	$54,396	$178,262	$216,011

(1)

Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor’s understanding of a business’ ability to generate cash for payment of distributions and other purposes. EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses. Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.

Adjusted Net Income Attributable to Sunoco Logistics Partners L.P.

	Three Months Ended September 30,	Nine Months Ended September 30,
	2010	2010
Net Income attributable to Sunoco Logistics Partners L.P.	$192,854	$286,835
Less: Gain on investments in affiliates	(128,451)	(128,451)

Adjusted Net Income attributable to Sunoco Logistics Partners L.P.	$64,403	$158,384
Less: General Partner’s interest	(12,148)	(32,903)

Limited Partners’ interest in Net Income	$52,255	$125,481

Net Income per Limited Partner unit:
Basic	$1.64	$4.01

Diluted	$1.64	$3.99

Weighted Average Limited Partners’ units outstanding:
Basic	31,797,082	31,291,262

Diluted	31,955,360	31,462,963